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                                                                   EXHIBIT 10.24


                         PARTNERSHIP PURCHASE AGREEMENT

     This Agreement, made and entered into as of this 20th day of November, 2000, by and among Genzyme Corporation, a Massachusetts corporation ("Genzyme'), Genzyme Development Partners, L.P., a Delaware Limited Partnership (the "Partnership"), Genzyme Development Corporation II, a Delaware corporation and the general partner (the "General Partner") of the Partnership, each of the Class A Limited Partners of the Partnership (individually, a "Class A Limited Partner" and, collectively, the "Class A Limited Partners") and, if Genzyme shall have exercised its option to purchase the Class B Interest, the Class B Limited Partner of the Partnership (the "Class B Limited Partner"),

                                WITNESSETH THAT:

     WHEREAS, the business of the Partnership is to conduct research and experimentation, including human clinical testing, in order to use its best efforts to develop Products within the Field of Activity; to obtain appropriate regulatory approvals; after receipt of such approvals, to obtain revenues from the sale or other disposition of Products within the Field of Activity; and to engage in any and all activities incidental to the above activities; and

     WHEREAS, the Class A Limited Partners and the Class B Limited Partner (collectively, the "Limited Partners"), Genzyme, the Partnership and the General Partner have entered into the Partnership Purchase Option Agreement dated as of September 13, 1989 (the `Partnership Purchase Option Agreement"), pursuant to which Genzyme was granted an option to purchase the limited partnership interests of the Class A Limited Partners and an option to purchase the limited partnership interest of the Class B Limited Partner;

     NOW, THEREFORE, in consideration of the mutual covenants expressed herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     SECTION 1.01 Unless otherwise provided, each capitalized term used herein shall have the meaning assigned to it in the Glossary attached as Schedule I to the Partnership Purchase Option Agreement.

                                  ARTICLE II.

               PURCHASE AND SALE OF LIMITED PARTNERSHIP INTERESTS

     SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF GENZYME. Genzyme represents and warrants that:

             (a) Genzyme is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Genzyme has full right, power, capacity and authority to execute and deliver this Agreement and to consummate the transactions


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contemplated hereby. This Agreement constitutes the valid and binding obligation of Genzyme enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, receivership, moratorium, insolvency or other similar laws relating to or affecting the rights of creditors generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

             (b) The execution and delivery by Genzyme of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite action, require no approval of, filing with or other action by or in respect of, any governmental body, agency or official and do not violate, conflict with, or constitute a default under Genzyme' s Articles of Organization or the terms and provisions of any agreement, license, trust, indenture or other instrument or restriction to which Genzyme is a party or by which it is bound or any law (including without limitation any securities law of the United States or any securities or Blue Sky law of any state thereof), order, award, judgment or decree to which Genzyme is a party or by which it is bound.

             (c) If Genzyme shall have determined to make the Stock Advance Payment or the Combination Payment pursuant to Section 3.01(b) or Section 3.01(c) of the Partnership Purchase Option Agreement and such determination shall not have been revoked pursuant to Section 3.02(a) or Section 3.02(b) of the Partnership Purchase Option Agreement:

               (i) a registration statement covering the shares of Common Stock to be delivered to the Limited Partners pursuant to Sections 3.01(a) and 3.02(a) (the "Delivered Shares") has been declared effective by the Securities and Exchange Commission (the "Commission"). Such registration statement, including all exhibits thereto, as amended at the time such registration statement became effective is hereinafter referred to as the "Registration Statement" and the prospectus included therein, including the documents, if any, incorporated by reference therein, in the form in which such prospectus was first filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the Act"), shall be referred to as the "Prospectus;

               (ii) no stop order suspending the use of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission;

               (iii) the Delivered Shares have been registered or qualified for sale under the securities or Blue Sky laws of each jurisdiction in which such registration or qualification is necessary in connection with the issuance and delivery of the Delivered Shares to the Limited Partners, in accordance with Sections 3.01(a) or 3.02(a), as the case way be;

               (iv) any document filed with the Commission and incorporated by reference in the Prospectus, when such documents were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, and none of such documents contained when so filed an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;


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               (v) the Registration Statement and the prospectus included therein, when the Registration Statement was declared effective by the Commission, and as amended or supplemented, if applicable, on the Class A Purchase Date or on the Class B Purchase Date, as the case may be, conformed in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, as amended or supplemented, in the light of the circumstances under which they were made) not misleading; and

               (vi) the Delivered Shares have been duly and validly authorized and, when issued to the Limited Partners in accordance with Sections 3.01(a) or 3.02(a), as the case may be, will be validly issued, fully paid, nonassessable and free of any preemptive or similar rights and will conform to the description thereof in the Prospectus; and, when the Delivered Shares are so issued and delivered, the certificates therefor will be in valid and legal form and Genzyme will deliver to the Limited Partners good and marketable title to the Delivered Shares, free and clear of all liens, encumbrances, equities or claims.

          SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF THE GENERAL PARTNER. The General Partner represents and warrants that:

             (a) The Partnership is the sole and lawful owner of the Technology, free and clear of all liens, charges, security interests and claims of any kind in the Technology, except those in favor of Genzyme under the Cross License Agreement, those in favor of any third parties that have licensed patent or other rights to the Partnership for use in the development of the Technology and any sublicenses to third parties granted by the Joint Venture for the manufacture, use and sale of any Product within the Field of Activity. Any and all such licenses and sublicenses are listed in Schedule II to this Agreement.

             (b) The General Partner has full right, power, capacity and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.

             (c) The execution and delivery by the General Partner of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite action and do not violate, conflict with, or constitute a default under, the Limited Partnership Agreement, or the terms or provisions of any agreement, license, trust, indenture or other instrument or restriction to which the General Partner is a party or by which it is bound, or any order, award, judgment or decree to which the General Partner is a party or by which it is bound.

          SECTION 2.03 PURCHASE OF CLASS A INTERESTS. On the Class A Purchase Date, each Class A Limited Partner shall sell, transfer, assign, convey, set over, grant and deliver to Genzyme, and Genzyme shall purchase from such Class A Limited Partner, the Class A Interest of such Class A Limited Partner. At the request and expense of Genzyme, such Class A Limited Partner shall execute such further proper assignments and instruments as are requested to accomplish and record such purchase and sale and establish the sole ownership of Genzyme in and to the Class A Interest of such Class A Limited Partner.


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     SECTION 2.04 RIGHTS AFTER SALE. After the sales referred to in Section 2.03 hereof, each Class A Limited Partner will not make, use or sell the Technology or any Product, and will not assert possession of any right to prevent the Joint Venture, Genzyme or any assignee or transferee of Genzyme from making, using, selling, disclosing or preventing anyone else from making, using, selling or disclosing any part of the Technology or any Product.

     SECTION 2.05 REPRESENTATIONS AND WARRANTIES OF THE CLASS A LIMITED PARTNERS. Each Class A Limited Partner represents and warrants that:

             (a) Such Class A Limited Partner is the sole and lawful owner of the Class A Interest of such Class A Limited Partner, free and clear of all liens, charges, claims, security interests and encumbrances of every kind, and no other Person has any rights, interests or claims whatsoever in such Class A Interest of such Limited Partner.

             (b) Such Class A Limited Partner has full right, power, capacity and authority to sell to Genzyme its Class A Interest and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of such Class A Limited Partner enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, receivership, moratorium, insolvency or other similar laws relating to or affecting the rights of creditors generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     SECTION 2.06 PURCHASE OF CLASS B INTEREST. On the Class B Purchase Date, the Class B Limited Partner shall sell, transfer, assign, convey, set over, grant and deliver to Genzyme, and Genzyme shall purchase from such Class B Limited Partner, the Class B Interest of such Class B Limited Partner. At the request and expense of Genzyme, such Class B Limited Partner shall execute such further proper assignments and instruments as are requested to accomplish and record such purchase and sale and establish the sole ownership of Genzyme in and to the Class B Interest of such Class B Limited Partner.

     SECTION 2.07 RIGHTS AFTER SALE. After the sale referred to in Section 2.06, the Class B Limited Partner will not make, use or sell the Technology or any Product, and will not assert possession of any right to prevent Genzyme or any assignee or transferee of Genzyme from making, using, selling, disclosing or preventing anyone else from making, using, selling or disclosing any part of the Technology or any Product.

     SECTION 2.08 REPRESENTATIONS AND WARRANTIES OF THE CLASS B LIMITED PARTNER. The Class B Limited Partner represents and warrants that:

             (a) It is the sole and lawful owner of the Class B Interest of such Class B Limited Partner, free and clear of all liens, charges, claims, security interests and encumbrances of every kind, and no other Person has any rights, interests or claims whatsoever in such Class B Interest.

             (b) It has full right, power, capacity and authority to sell to Genzyme its Class B Interest and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of such Class B Limited Partner enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, receivership,


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moratorium, insolvency or other similar laws relating to or affecting the rights of creditors generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                                  ARTICLE III.

                                 PURCHASE PRICE

     SECTION 3.01 PURCHASE PRICE OF CLASS A INTERESTS. As complete and full consideration for the sale to Genzyme by each Class A Limited Partner of its Class A Interest, Genzyme shall pay to such Class A Limited Partner the consideration set forth in subsections (c) and (d) of this Section 3.01 and either (i) the consideration set forth in subsection (a) of this Section 3.01 if Genzyme determines to make the Stock Advance Payment pursuant to Section 3.01(b) of the Partnership Purchase Option Agreement, and Genzyme shall not have revoked such determination pursuant to Section 3.02(a) of the Partnership Purchase Option Agreement, (ii) the consideration set forth in subsection (b) of this
Section 3.01, if Genzyme determines to make the Cash Advance Payment pursuant to Sections 3.01(b) or 3.02(a) of the Partnership Purchase Option Agreement or
(iii) the consideration set forth in subsections (a) and (b) of this Section
3.01 if Genzyme determines to make the Combination Payment pursuant to Section 3.01(b) of the Partnership Purchase Option Agreement.

             (a) If Genzyme shall have determined to make the Stock Advance Payment or the Combination Payment pursuant to Section 3.01(b) of the Partnership Purchase Option Agreement and shall not have revoked such determination pursuant to Section 3.02(a) of the Partnership Purchase Option Agreement, Genzyme shall deliver to each Class A Limited Partner, in the manner and at the time specified in clause (ii) of this subparagraph 3.01(a), the number of shares of Common Stock that is equal to the quotient of (A) $35,000 divided by (B) 95% of the average Closing Price per share of the Common Stock on the fifteen trading days immediately preceding the fifth trading day prior to the Class A Purchase Option Exercise Date, as such number of shares may be adjusted in accordance with clause (i) of this subparagraph 3.01(a), for each Full Partnership Interest of such Class A Limited Partner. If Genzyme shall have determined to make the Combination Payment pursuant to Section 3.01(b) of the Partnership Purchase Option Agreement and shall not have revoked such determination pursuant to Section 3.02(a) thereof, Genzyme shall deliver to each Class A Limited Partner, the number of shares of Common Stock that would have been delivered to such Limited Partner if Genzyme had chosen to make the Stock Advance Payment, multiplied by the Stock Percentage. In the case of any Half Partnership Interest held by any Class A Limited Partner, the number of shares to be delivered to such Class A Limited Partner shall be equal to one-half the number of shares of Common Stock to be delivered in respect of a Full Partnership Interest. For purposes of determining the amount of any payment under this Section or under Section 3.03, the Stock Advance Payment and the Combination Payment shall be valued at $35,000 per Full Partnership Interest and $17,500 per Half Partnership Interest.

               (i) The number of shares of Common Stock to be delivered to each Class A Limited Partner pursuant to this subparagraph 3.01(a) shall be adjusted as set forth below:


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               (A) STOCK DIVIDENDS. If at any time on or after the Class A Stock
          Pricing Date and before the Class A Purchase Date (i) Genzyme shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock outstanding shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered to each Class A Limited Partner pursuant to this subparagraph 3.01(a) shall be appropriately increased so that such Class A Limited Partner thereafter shall be entitled to receive, in the event Genzyme exercises its option to purchase the Class A Interests, the number of shares of Common Stock that such Class A Limited Partner would have owned immediately following such action had the Class A Interest of such Class A Limited Partner been purchased immediately prior thereto by Genzyme using the Stock Advance Payment or the Combination Payment, as the case may be.

               (B) COMBINATION OF STOCK. If the number of shares of Common Stock outstanding at any time on or after the Class A Stock Pricing Date and before the Class A Purchase Date shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered to each Class A Limited Partner pursuant to this subparagraph 3.01(a) shall be appropriately decreased so that such Class A Limited Partner shall be entitled to receive, in the event Genzyme exercises its option to purchase the Class A Interests, the number of shares of Common Stock that such Class A Limited Partner would have owned immediately following such action had the Class A Interests of such Class A Limited Partner been purchased immediately prior thereto by Genzyme using the Stock Advance Payment or the Combination Payment, as the case may be.

               (C) REORGANIZATION, ETC. If any capital reorganization of Genzyme, or any reclassification of the Common Stock, or any consolidation of Genzyme with or merger of Genzyme with or into any other Person or any sale, lease or other transfer of all or substantially all of the assets of Genzyme to any other Person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are distributed by Genzyme or another Person) with respect to or in exchange for Common Stock, then each Class A Limited Partner shall, in the event Genzyme exercises its option to purchase the Class A Interests, have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock that such Class A Limited Partner would have been entitled to receive pursuant to this subparagraph 3.01(a) had the Class A Interest of such Class A Limited Partner been purchased by Genzyme, using the Stock Advance Payment or the Combination Payment, as the case may be, immediately prior to such reorganization, reclassification,


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          consolidation, merger or sale, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this subclause 3.01(a)(i).

               (D) STOCK OR RIGHTS OFFERING.

                                    (x) If Genzyme shall, at any time on or
                  after the Class A Stock Pricing Date and before the Class A Purchase Date, issue to all holders of its Common Stock or sell or fix a record date for the issuance to all holders of its Common Stock of (a) Common Stock or (b) rights, options (excluding options issued in connection with an employee stock option or similar plan) or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into Common Stock), in any such case, at a price per share (or having a conversion price per share) that is less than the Closing Price on the date of such issuance or sale, or on such record date, then the number of shares of common Stock to be delivered to each Class A Limited Partner pursuant to this subparagraph 3.01(a) shall be appropriately increased so that each Class A Limited Partner thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such holder would have been entitled to receive immediately before the date of such issuance or sale, or such record date, had the Class A Interest of such Class A Limited Partner been purchased immediately prior thereto by Genzyme using the Stock Advance Payment or the Combination Payment, as the case may be, by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such Closing Price, and the numerator of which shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible).

                                    (y) If Genzyme shall, at any time on or
                  after the Class A Stock Pricing Date and before the Class A Purchase Date, distribute to all holders of its Common Stock any shares of capital stock of Genzyme (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of Genzyme) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in paragraph (D)(i) above) (any of the foregoing being hereinafter in this paragraph (D)(ii) called the Securities"), then in each such case, unless Genzyme elects to reserve shares or other units of such Securities for distribution to each Class A Limited Partner upon exercise of the Class A Purchase Option using the Stock Advance Payment or the Combination Payment, as the case may be, so that, in addition to the shares of the Common Stock to which each Class A Limited Partner is entitled, each Class A Limited Partner will receive upon such exercise the amount and kind of such Securities which such Class A Limited Partner


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                   would have received if Genzyme had, immediately prior to the record date for the distribution of the Securities, exercised the Class A Purchase Option using the Stock
                   Advance Payment or the Combination Payment, as the case may be, then the number of shares of Common Stock to be delivered to each Class A Limited Partner pursuant to this
                   Section 3.01(a) shall be appropriately increased so that each Class A Limited Partner thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such holder would have been entitled to receive immediately before such record date, had the Class A Interest of such Class A Limited Partner been purchased immediately prior thereto by Genzyme using the Stock Advance Payment or the Combination Payment, as the case may be, by a fraction, the denominator of which shall be the Closing Price on such record date minus the then fair market value (as determined by the Board of Directors of Genzyme, whose determination shall, if made in good faith, be conclusive, and described in a notice to each of the Class A Limited Partners) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the numerator of which shall be the Closing Price of the Common Stock.

               (E) FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued to any Class A Limited Partner as part of the Stock Advance Payment or the Combination Payment, as the case may be. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Class A Limited Partner, Genzyme shall pay to such Class A Limited Partner a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the average Closing Price of the Common Stock used to determine the number of shares of Common Stock comprising the Stock Advance Payment or the Combination Payment, as the case may be, pursuant to the first sentence of this subparagraph 3.01(a).

               (F) CARRYOVER. Notwithstanding any other provisions of this clause (i) of subparagraph 3.01(a), no adjustment shall be made to the number of shares of Common Stock to be delivered to each Class A Limited Partner if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

     In addition, if any event shall occur during the period of fifteen trading days immediately preceding the Class A Stock Pricing Date which, had such event occurred immediately after the Class A Stock Pricing Date, would have required an adjustment pursuant to subclause (A), (B), (C) or (D) above, an appropriate adjustment shall be made in the number of shares of Common Stock to be delivered to each Class A Limited Partner pursuant to this subparagraph 3.01(a).

          (ii) The shares of Common Stock to be delivered to each Class A Limited Partner on the Class A Purchase Date pursuant to this subparagraph 3.01(a) shall be in


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     such denominations and registered in such names as such Class A Limited
     Partner shall have specified to Genzyme not less than five (5) business days before the Class A Purchase Date; PROVIDED that the foregoing shall not entitle any Class A Limited Partner to transfer its Class A Interest except as provided in the Limited Partnership Agreement. In the absence of any such specification, each Class A Limited Partner shall receive one (1) certificate evidencing the shares of Common Stock to be delivered, to such Class A Limited Partner registered in its name. Such shares of Common Stock shall be mailed to such Class A Limited Partner by certified mail, return receipt requested, at the address of such Class A Limited Partner set forth in the Limited Partner register that shall be maintained by the Partnership in accordance with Article 13 of the Limited Partnership Agreement. Genzyme shall pay all documentary, stamp, transfer or other transaction taxes attributable to the issuance or delivery of the Delivered Shares.

             (b) If Genzyme determines to make the Cash Advance Payment or the Combination Payment pursuant to Section 3.01(b) or 3.02(a) of the Partnership Purchase Option Agreement, Genzyme shall pay to each Class A Limited Partner (i) in the case of the Cash Advance Payment, the amount of the Down Payment on the Class A Purchase Date in respect of such Class A Limited Partner and (ii) in the case of the Combination Payment, the product of (A) the difference between 100% and the Stock Percentage and (B) the amount of the Down Payment on the Class A Purchase Date in respect of such Class A Limited Partner.

             (c) Subject to the provisions of Section 3.03 and subparagraph (d) of this Section 3.01 and beginning with the Initial Class A Calendar Quarter and for each calendar quarter thereafter until the date on which the Class B Threshold occurs, Genzyme shall pay to each Class A Limited Partner, in addition to the Stock Advance Payment, the Cash Advance Payment or the Combination Payment provided for in subsections (a) and (b) above, an amount equal to the aggregate amount of all Product Payments in such quarter multiplied by the Class A Limited Partner's Class A Percentage, such amount to be reduced, if and as appropriate, to exclude (y) in the Initial Class A Calendar Quarter, any Product Payments in respect of any period in the Initial Class A Calendar Quarter before the Class A purchase Date and (z) in the Calendar Quarter in which the Class B Threshold occurs, any such payment after the Class B Threshold.

             (d) Beginning with the date on which the Class B Threshold occurs and ending with the Cut-Off Date, for each calendar quarter (or portion thereof), an amount equal to such Class A Limited Partner's Class A Percentage (calculated assuming that Genzyme did not exercise its option to purchase the Class B Interest) of 95% of all Product Payments.

             (e) Genzyme's obligation to make Product Payments pursuant to this
Section 3.01 shall terminate at the Cut-Off Date.

     SECTION 3.02 PURCHASE PRICE OF THE CLASS B INTEREST. As complete and full consideration for the sale to Genzyme by the Class B Limited Partner of its Class B Interest, Genzyme shall pay to such Class B Limited Partner the consideration set forth in subsection (c) below and either (i) the consideration set forth in subsection (a) of this Section 3.02 if Genzyme determines to make the Stock Advance Payment pursuant to Section 3.01(c) of the Partnership Purchase Option Agreement and Genzyme shall not have revoked such determination pursuant to


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Section 3.02(b) of the Partnership Purchase Option Agreement, (ii) the
consideration set forth in subsection (b) of this Section 3.02 if Genzyme determines to make the Cash Advance Payment pursuant to Sections 3.01(c) or 3.02(b) of the Partnership Purchase Option Agreement or (iii) the consideration set forth in subsections (a) and (b) of this Section 3.02, if Genzyme determines to make the Combination Payment pursuant to Section 3.01(c) of the Partnership Purchase Option Agreement.

             (a) If Genzyme shall have determined to make the Stock Advance Payment or the Combination Payment pursuant to Section 3.01(c) of the Partnership Purchase Option Agreement and shall not have revoked such determination pursuant to Section 3.02(b) of the Partnership Purchase Option Agreement, Genzyme shall deliver to the Class B Limited Partner, in the manner and at the time specified in clause (ii) of this subparagraph 3.02(a), the number of shares of Common Stock that is equal to the quotient of (A) $70,000 divided by (B) 95% of the average Closing Price per share of the Common Stock on the fifteen trading days immediately preceding the Class B Purchase Option Exercise Date, as such number of shares may be adjusted in accordance with clause (i) of this subparagraph 3.02(a), for the Partnership Interest of such Class B Limited Partner. If Genzyme shall have determined to make the Combination Payment pursuant to Section 3.01(c) of the Partnership Purchase Option Agreement and shall not have revoked such determination pursuant to
Section 3.02(b) thereof, Genzyme shall deliver to the Class B Limited Partner the number of shares of Common Stock that would have been delivered to such Limited Partner if Genzyme had chosen to make the Stock Payment, multiplied by the Stock Percentage. For purposes of determining the amount of any payment under this Section, the Stock Advance Payment or the Combination Payment, as the case may be, shall be valued at $70,000.

               (i) If any event of the type described in Section 3.01(a)(i) occurs, then the number of shares of Common Stock to be delivered to the Class B Limited Partner pursuant to this subparagraph 3.02(a) shall be adjusted in accordance with Section 3.01(a)(i), MUTATIS MUTANDIS.

               (ii) The shares of Common Stock to be delivered to the Class B Limited Partner on the Class B Purchase Date pursuant to this subparagraph 3.02(a) shall be in such denominations and registered in such names as the Class B Limited Partner shall have specified to Genzyme not less than five (5) business days before the Class B Purchase Date; PROVIDED that the foregoing shall not entitle the Class B Limited Partner to transfer its Class B Interest except as provided in the Limited Partnership Agreement. In the absence of any such specification, the Class a Limited Partner shall receive one (1) certificate evidencing the shares of Common Stock to be delivered to such Class B Limited Partner registered in its name. Such shares of Common Stock shall be mailed to such Class B Limited Partner by certified mail, return receipt requested, at the address of such Class B Limited Partner set forth in the Limited Partner register that shall be maintained by the Partnership in accordance with Article 13 of the Limited Partnership Agreement. Genzyme shall pay all documentary, stamp, transfer or other transaction taxes attributable to the issuance or delivery of the Delivered Shares.

             (b) If Genzyme determines to make the Cash Advance Payment or the Combination Payment pursuant to Section 3.01(c) or 3.02(b) of the Partnership Purchase Option

Agreement, Genzyme shall pay to the Class B Limited Partner (i) in the case of the Cash Advance Payment, $70,000 on the Class B Purchase Date for the Partnership interest of such Class B Limited Partner or (ii) in the case of the Combination Payment, the product of (A) the difference between 100% and the Stock Percentage and (B) $70,000.

             (c) Subject to the provisions of Section 3.03, Genzyme shall pay to the Class B Limited Partner, in addition to the Stock Advance Payment, the Cash Advance Payment or the Combination Payment provided for in subsections (a) and
(b) above:

             (i) beginning with the Initial Class B Calendar Quarter and ending with the last business day of the calendar quarter in which the Class B Threshold occurs, an amount equal to the Class B Percentage of Product Payments for such quarter, such amount to be reduced, if and as appropriate, to exclude (y) in the Initial Class B Calendar Quarter, any Product Payments in respect of any period in the Initial Class B Calendar Quarter before the Class B Purchase Date and (z) in the calendar quarter in which the Class B Threshold occurs, any such payment after the Class B Threshold; and

             (ii) beginning with the date on which the Class B Threshold occurs and ending with the Cut-Off Date, for each calendar quarter (or portion thereof), an amount equal to 5% of all Product Payments.

             (d) Genzyme's obligation to make Product Payments pursuant to this
Section 3.02 shall terminate at the Cut-Off Date.

     SECTION 3.03 RECOUPMENT OF ADVANCE PAYMENT. (a) The amount that Genzyme shall be obligated to pay to each Class A Payment Recipient in each calendar quarter pursuant to Section 3.01(c), commencing with the twenty-fourth (24th) calendar quarter after the calendar quarter in which the Class A Purchase Date falls, shall be reduced by an amount equal to the least of (i) 30% of the amount which such Class A Payment Recipient otherwise would have been entitled to receive for such calendar quarter, (ii) 25% of the Down Payment received by such Class A Payment Recipient and (iii) the amount (if any) by which the Down Payment received by such Class A Payment Recipient exceeds the aggregate amount of all reductions theretofore made pursuant to this Section. 3.03(a).

             (b) The amount that Genzyme shall be obligated to pay to each Class B Payment Recipient in each calendar quarter pursuant to Section 3.02(c), commencing with the twenty-fourth (24th) calendar quarter after the calendar quarter in which the Class B Purchase Date falls, shall be reduced by an amount equal to the least of (i) 30% of the amount which such Class B Payment Recipient otherwise would have been entitled to receive for such calendar quarter, (ii) $17,500 and (iii) the amount (if any) by which $17,500 exceeds the aggregate amount of all reductions theretofore made pursuant to this Section 3.03(b).

     SECTION 3.04 PREPAYMENT OF OBLIGATIONS. Notwithstanding the foregoing, Genzyme shall have the right, at any time after the Class A Purchase Date in the case of the Class A Payment Recipients, and the Class B Purchase Date in the case of the Class B Payment Recipient, to make an offer or offers to each class of Payment Recipients to prepay Genzyme's payment obligations under Section 3.01 or Section 3.02, as applicable. Genzyme shall notify each Class A Payment Recipient or the Class B Payment Recipient, as the case may be, in accordance with Section 8.06, of the proposed terms of such offer and each Payment Recipient shall respond in writing within thirty (30) days to indicate whether or not it accepts the terms of such offer. Each Payment Recipient accepting any such offer shall sell its rights to receive payments pursuant to this Agreement in accordance with the terms of such offer. If, at any time, at least 66 2/3 in value of the applicable class of Payment Recipients shall have accepted the terms of any such offer or offers, Genzyme shall have the right, for a period of sixty (60) days, after the date on which such Payment Recipients shall have accepted such acceptance, to prepay Genzyme's payment obligations under Article III, in respect of each Payment Recipient of the same class who has not accepted the terms of any such offer pursuant to the terms of the most recent offer accepted.

     SECTION 3.05 PAYMENTS. (a) Each Product Payment to a Payment Recipient pursuant to Section 3.01 or 3.02 shall be made by Genzyme within 60 days of the last day of each calendar quarter in respect of which Genzyme shall be required to make any such payment, at which time there shall also be delivered to each Payment Recipient a financial report of the operations of Genzyme upon which such Product Payment is based, signed by the Chief Financial Officer, Treasurer or Controller of Genzyme.

             (b) Any cash payment to any Payment Recipient shall be made by mailing to such Payment Recipient, in accordance with Section 8.06, a check of Genzyme in the amount of such payment payable to such Payment Recipient.

             (c) A portion of each payment payable pursuant to this Article III to a Payment Recipient, which is made more than six (6) months after the applicable Purchase Date, shall constitute interest on the remaining portion of the payment, and shall be computed at the minimum rate in effect, on the Class A Purchase Date in the case of Class A Payment Recipients and on the Class B Purchase Date in the case of the Class B Payment Recipient, at which interest must be stated to avoid the imputation of interest under Section 483 or Section 1274 of the Internal Revenue Code of 1986, as amended, or any applicable successor provisions.

     SECTION 3.06 INTEREST. Any payment pursuant to Sections 3.01 or 3.02 that is not made on or before the date when due shall accrue interest thereon from and after such date and until the date of payment at the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York from time to tine as its Prime Rate or, if such rate is in excess of the rate then permitted under applicable law, at the highest rate then permitted under applicable law.

     SECTION 3.07 STATEMENTS. Genzyme shall cause to be delivered to each Payment Recipient within one hundred twenty (120) days of the end of each fiscal year of Genzyme, a statement setting forth the basis upon which payments were calculated during the preceding fiscal year and the amount of payments payable during and with respect to such fiscal year, reported on by Genzyme's certified public accountants.

     SECTION 3.08 RECORDS. Genzyme shall keep accurate records which are sufficient for the computation of the payments to be made hereunder and shall make such records available, upon reasonable advance notice, to the Payment Recipients at the place or places where such records are customarily kept, for inspection during normal business hours.

                                  ARTICLE IV.

                              COVENANTS OF GENZYME

     Genzyme hereby covenants and agrees:

     SECTION 4.01 DELIVERY OF PROSPECTUS. (a) If Genzyme makes the Stock Advance Payment or the Combination Payment, as expeditiously as possible, to furnish to each Limited Partner such number of copies of the Prospectus as such Limited Partner shall reasonably request, or as shall be necessary in order to conform with the requirements of the Act, or the applicable rules and regulations of the Commission thereunder, in order to facilitate the sale or other disposition by such Limited Partner of the shares delivered to it pursuant to Sections 3.01(a) or 3.02(a) of this Agreement.

             (b) If, during such period after the delivery of any Prospectus pursuant to Section 4.01(a) of this Agreement as in the opinion of outside counsel to Genzyme the Prospectus is required by law to be delivered in connection with sales by any Limited Partner, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to any Limited Partner to which any Prospectus or Prospectuses may have been delivered pursuant to Section 4.01(a) of this Agreement, either amendments or supplements to the Prospectus, in such numbers as such Limited Partner shall reasonably request, or as shall be necessary in order to comply with any law, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

     SECTION 4.02 EXISTENCE OF PARTNERSHIP. Until the later of (a) one year following the Class A Purchase Option Termination Date, or (b) 90 days after the Class A Purchase Date or, if Genzyme purchases the Class B Interest, 90 days after the Class B Purchase Date, to take all action necessary to maintain the existence of the Partnership and to prevent the termination or dissolution thereof, or the winding up of its affairs.

     SECTION 4.03 PAYMENT RECIPIENT REGISTER. Until the termination of this Agreement, to keep a register which, subject to such reasonable regulations as it may prescribe, shall contain the names and addresses of each Payment Recipient and until Genzyme shall have received notice of a sale or an assignment made in accordance with Article VII hereof, Genzyme shall be entitled to deem and treat each Payment Recipient contained in such register as the Payment Recipient for the purpose of making payments or giving notices hereunder and for all other purposes.

     SECTION 4.04 CONFORMED COPIES OF AGREEMENT. To cause the General Partner to deliver a conformed copy of this Agreement to each Class A Limited Partner and, if Genzyme purchases the Class B Interest, to the Class B Limited Partner promptly after the execution hereof.

     SECTION 4.05 MANUFACTURE AND SALE OF PRODUCTS. To use its best efforts to manufacture and sell the Products within the Field of Activity and the Territory; PROVIDED that if Genzyme shall determine that such manufacture or sale of such Products within the Field of Activity is not commercially practicable, it shall use its best efforts to license or sell the Technology for use within the Field of Activity and the Territory to a third party for the highest consideration that, in Genzyme's reasonable business judgment, is obtainable.

     SECTION 4.06 SALE OR DISPOSITION OF TECHNOLOGY. Notwithstanding any other provision of this Agreement, Genzyme shall not sell or license or sublicense any of the Background Technology or Program Technology within the Field of Activity and the Territory to any person unless such person agrees in writing to be bound, for the benefit of each Payment Recipient, by provisions substantially similar to the provisions of Article III hereof (excluding any provisions solely regarding the Cash Advance Payment, the Stock Advance Payment or the Combination Payment).

                                   ARTICLE V.

                                   DISCLAIMERS

     SECTION 5.01 NO WARRANTY ON PRODUCTS. Neither the General Partner, any Class A Limited Partner nor the Class B Limited Partner makes any warranty (except for the representations and warranties made by it pursuant to Article II hereof), express or implied, and it is expressly agreed that neither the General Partner, any Class A Limited Partner nor the Class B Limited Partner shall be liable, or in any way responsible, for the operation, performance, serviceability, quality of performance, material or commercial success of any Product within the Field of Activity or any process related to the Technology, or the use, sale, lease, license or other disposition of any such Product within the Field of Activity or any process related to the Technology, in whole or in part.

     SECTION 5.02 NO WARRANTY ON TECHNOLOGY. Neither the General Partner, any Class A Limited Partner nor the Class B Limited Partner makes any representation, or extends any warranty of any kind, either express or implied, or assumes any responsibility whatever with respect to the use, sale, or other disposition by Genzyme or its vendees or transferees of products incorporating or made by use of the Background Technology or the Program Technology.

                                  ARTICLE VI.

                              TERM AND TERMINATION

         This Agreement shall continue in effect until terminated, in whole or in part, in accordance with the following provisions. Payments accrued as of the date of termination of this Agreement shall remain due and payable notwithstanding termination.

     SECTION 6.01 EVENTS OF DEFAULT. (a) The events set forth below shall constitute "events of default": (i) the institution of a voluntary case by Genzyme under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by Genzyme to the entry of an order for relief in any involuntary case under any such law, the consent by Genzyme to the appointment of or possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Genzyme or of any substantial part of its property, the general assignment by Genzyme for the benefit of creditors, or the taking of any corporate action by Genzyme in furtherance of any of the foregoing; or (ii) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect to Genzyme in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Genzyme or of any substantial part of its property or ordering of the winding up or liquidation of its affairs, and any such decree or order shall remain unstayed or undischarged and in effect for a period of sixty
(60) days; or (iii) the cessation of operations by Genzyme; or (iv) the seizure or attachment of all or a substantial part of the assets of Genzyme in conjunction with any action against it by any third party and such seizure or attachment shall not be terminated, vacated or set aside or stayed within sixty
(60) days from the date of such seizure or attachment; or (v) if Genzyme elects to make the Stock Advance Payment or the Combination Payment pursuant to Section
3.01 of the Partnership Purchase Option Agreement which is not revoked pursuant to Section 3.02 of the Partnership Purchase Option Agreement, a failure by Genzyme to deliver to each Limited Partner the shares of Common Stock to be delivered to such Limited Partner pursuant to Sections 3.01 or 3.02 of this Agreement; or (vi) a failure by Genzyme to make any payment required by this Agreement when due; or (vii) a default in the performance, or breach, of any covenant or warranty of Genzyme contained in this Agreement and continuance of such default or breach for a period of ninety (90) days after notice of such default or breach has been given to Genzyme in accordance with Section 8.06. Genzyme shall promptly notify each Payment Recipient in writing upon the occurrence of any event of default of which Genzyme has knowledge. Upon the occurrence of any event of default and prior to the cure thereof, each Payment Recipient will have the right to terminate this Agreement as it applies to such Payment Recipient immediately upon giving notice to such effect to Genzyme and shall be free to pursue against Genzyme any remedy available at law, in equity or by statute or otherwise.

     SECTION 6.02 TERM AND TERMINATION. If not terminated earlier pursuant to
Section 6.01, this Agreement (except for Sections 2.01, 2.02, 2.04, 2.05, 2.07 and 2.08 and Article V) shall terminate when the shares of Common Stock to be delivered to the Class A Limited Partners in accordance with Section 3.01, if any, and, if Genzyme purchases the Class B Interest, to the Class B Limited Partner in accordance with Section 3.02, if any, shall have been delivered and all payments called for in Article III have been made by Genzyme to the Class A Payment Recipients, and, if Genzyme purchases the Class B Interest, the Class B Payment Recipients and the parties hereto shall thereafter have no further rights or obligations hereunder. The provisions of Sections 2.01, 2.02, 2.04, 2.05, 2.07 and 2.08 and Article V shall survive the termination of this Agreement.

                                  ARTICLE VII.

                               SALE OR ASSIGNMENT

     SECTION 7.01 SALE OR ASSIGNMENT. Genzyme shall not assign, delegate or transfer this Agreement or sell any or all of its rights hereunder without the prior written consent of 66 2/3% of the Class A Payment Recipients and the Class B Payment Recipient, which consents shall not be unreasonably withheld, except that Genzyme may make such assignment, delegation, transfer or sale without the prior written consent of any Payment Recipient (i) to any Person to which Genzyme has assigned, sold, leased, transferred or otherwise disposed of all or substantially all of Genzyme's assets, (ii) to any successor corporation resulting from any merger or consolidation of Genzyme with or into another corporation or (iii) to any wholly-owned subsidiary of Genzyme PROVIDED, HOWEVER, that Genzyme will not merge or consolidate with any Person or sell, lease, transfer or otherwise dispose of substantially all of its assets to any person, unless (a) the Person formed by or surviving such consolidation or merger or to which Genzyme effects such sale, lease, transfer or other disposition shall be a solvent corporation organized and existing under the laws of the United States of America or a state thereof; and (b) such successor or transferee corporation shall expressly assume in writing by an instrument or instruments satisfactory in scope, substance, form and legal effect to the Partnership, the due and punctual payment, performance and observance of all obligations of Genzyme under this Agreement, with the same effect as if such corporation had originally been Genzyme hereunder; and PROVIDED, FURTHER, that in the event of any assignment under this Section 7.01, this Agreement shall remain binding upon the assignor. No Payment Recipient shall assign or transfer this Agreement or sell any or all of its rights hereunder except the Common Stock delivered to it pursuant to this Agreement after such delivery, if any, without the prior written consent of Genzyme, which consent may be withheld in its absolute discretion; PROVIDED that the Class B Payment Recipient may make any such assignment, transfer or sale to any present or former officer or officers or director or directors of PaineWebber Development Corporation without the consent of Genzyme. Genzyme and each Payment Recipient shall provide written notice to each other of any such assignment or sale made in accordance with this
Section 7.01 no later than ten (10) days prior to such assignment or sale setting forth the identity and address of the assignee or purchaser and summarizing the terms of the assignment or sale. Subject to the restrictions on assignment herein set forth, this Agreement shall inure to the benefit of the successors and assigns of each of the parties.

                                 ARTICLE VIII.

                            MISCELLANEOUS PROVISIONS

     SECTION 8.01 PARTIES INDEPENDENT. In making and performing this Agreement, the parties act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship among any of the parties hereto. At no time shall any party make commitments or incur any charges or expenses for or in the name of any other party.

     SECTION 8.02 ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth and constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and shall supersede any and all prior agreements, understandings, promises and representations made by any party to any other party concerning the subject matter hereof and the terms applicable hereto. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing signed by each party hereto.

     SECTION 8.03 CHOICE OF LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts as applied to contracts made and to be performed entirely within Massachusetts.

     SECTION 8.04 SEVERABILITY. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws so as to be valid and enforceable, or if it cannot be so construed or deemed amended without materially altering the intention of the parties, it shall be stricken and the remainder of the Agreement shall remain in full force and effect.

     SECTION 8.05 NO WAIVER. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

     SECTION 8.06 PAYMENTS AND NOTICES. Payments hereunder shall be sent, and notices required or permitted hereunder shall be in writing and shall be sent, to each Payment Recipient at the address given for such Payment Recipient in the Payment Recipient Register maintained by Genzyme pursuant to Section 4.03 of this Agreement and shall be sent to each other party as follows:

         If to Genzyme:                     Genzyme Corporation
                                            One Kendall Square
                                            Boston, MA 02139
                                            Telephone:        (617) 252-7500
                                            Telefax:          (617) 252-7600
                                            Attention:        Henri A. Termeer

         If to the Partnership:             Genzyme Development Partners, L.P.
                                            One Kendall Square
                                            Cambridge, MA 02139
                                            Telephone:        (617) 252-7500
                                            Telefax:          (617) 252-7600
                                            Attention:        Henri A. Termeer

         If to the General Partner:         Genzyme Development Corporation II
                                            One Kendall Square
                                            Cambridge, MA 02139
                                            Telephone:        (617) 252-7500
                                            Telefax:          (617) 252-7600
                                            Attention:        Henri A. Termeer

or to such other address as such other party may hereafter specify in writing, and shall be deemed given on the earlier of (i) physical delivery to a party and
(ii) three days after mailing by prepaid first class or express mail.

     SECTION 8.07 HEADINGS. Article and section headings contained in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

     SECTION 8.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same instrument.

     SECTION 8.09 BINDING AGREEMENT. When signed by Genzyme, and by the General Partner, on its own behalf, on behalf of the Partnership and as attorney-in-fact for each of the Class A Limited Partners, this Agreement shall be a valid and binding agreement of Genzyme, the Partnership, the General Partner and each of the Class A Limited Partners whether or not the Class B Limited Partner signs as a party hereto; but upon the signature of the Class B Limited Partner, after signature by the other parties hereto, this Agreement shall become a valid and binding agreement of Genzyme, the Partnership, the General Partner, each of the Class A Limited Partners and the Class B Limited Partner.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their authorized officers as of the day and year first above written.

                          GENZYME CORPORATION


                          By:  /S/ HENRI A. TERMEER
                              --------------------------------------------------
                               Title: Chairman of the Board,
                                      President and Chief Executive Officer


                          GENZYME DEVELOPMENT PARTNERS, L.P.

                          By     GENZYME DEVELOPMENT
                                 CORPORATION II, as General Partner


                          By:  /S/ HENRI A. TERMEER
                              --------------------------------------------------
                                Title:  President

                          GENZYME DEVELOPMENT CORPORATION II


                          By:  /S/ HENRI A. TERMEER
                              --------------------------------------------------
                                Title:  President

                          CLASS A LIMITED PARTNERS

                          By GENZYME DEVELOPMENT CORPORATION II, as Attorney-in-Fact for each of the
                                 Class A Limited Partners


                          By:  /S/ HENRI A. TERMEER
                              --------------------------------------------------
                                Title:  President


                          PAINEWEBBER DEVELOPMENT CORPORATION,
                          as Class B Limited Partner


                          By:
                              --------------------------------------------------
                                   Title:






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